Exhibit 99.1

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595 South Federal Highway, Suite 500, Boca Raton, FL 33432 • 561-208-7200

FOR IMMEDIATE RELEASE	SYMBOL:DEVC
March 6, 2006	TRADED:Nasdaq

Devcon Completes Merger with Guardian International

BOCA RATON, Fla., March 6, 2006 /PRNewswire-FirstCall/ — Devcon International Corp. (Nasdaq: DEVC) today announced that it and Devcon Acquisition, Inc., an indirect wholly-owned subsidiary, have completed a merger agreement in which Devcon has acquired all of the outstanding capital stock of Guardian International, Inc. (GIIS.PK) (“Guardian”), a leading provider of electronic security services throughout Florida and the greater New York metropolitan area, for an estimated aggregate cash price of approximately $65.5 million, including certain Guardian debt obligations and expenses. The merger was approved by shareholders of Guardian on February 24, 2006.

At closing, Guardian common shareholders were entitled to a payment of a portion of the purchase price, which was approximately $2.62 per share. The balance of the purchase price, $3,260,000, has been placed in escrow. Subject to adjustments based upon recurring monthly revenue and net working capital levels at closing and subject to other possible reductions, Guardian common shareholders are expected to receive a distribution from the escrowed amount approximately six months after the closing.

Devcon also closed the private placement of an aggregate principal amount of $45 million of notes along with warrants to acquire an aggregate of 1,650,943 shares of common stock of the Company at an exercise price of $11.925 per share, pursuant to a Securities Purchase Agreement with certain accredited investors entered into on February 10, 2006, increased its credit line from $70 million to $100 million and drew down an additional $35.6 million under the credit line. Most of the proceeds from the notes and the draw down under the credit line were used to acquire Guardian. The remaining proceeds were used to repay an $8 million bridge loan, which was issued in November, 2005, and the remainder of the credit line is being and will be used for general corporate purposes, including working capital.

Devcon anticipates that the private placement investors will subsequently receive an aggregate of 45,000 shares of Series A convertible preferred stock of the Company with a liquidation preference equal to $1,000 convertible into the common stock of the Company at a conversion price equal to $9.54 per common share for each share of Series A convertible preferred stock. The conversion price of the Series A convertible preferred stock and the exercise price of the warrants will be subject to certain anti-dilution adjustments.

The effectiveness of the sale of the Series A convertible preferred stock is also subject to approval by shareholders of (i)the creation of a new class of preferred stock and (ii)the creation of

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a new series of preferred stock designated Series A convertible preferred stock. The issuance of the new series of preferred stock could also cause the potential issuance of greater than 20% of the Company’s outstanding shares of common stock upon conversion of the preferred stock and exercise of the warrants. Holders of more than 50% of the Company’s common stock have approved the foregoing, however, the approval will not be effective until SEC rules and regulations relating to the delivery of an information statement to Company shareholders have been fully satisfied. The sale of the shares of Series A convertible preferred stock is expected to take place on or before July 31, 2006.

Stephen J. Ruzika, Devcon’s President and CEO, stated, “In just over one year’s time, we have expanded our position in the electronic security services businesses through the complementary acquisitions of Adelphia Security, Coastal Security and now Guardian, to become one of the largest electronic security services providers in the United States with more then $ 3.9 million of recurring monthly revenue. Guardian will further enhance Devcon’s commitment to delivering customer-focused security services to businesses, large and small, as well as to the expanding residential and commercial markets in Florida, as well as in Manhattan and Staten Island. The combined companies will provide excellent cost, marketing and service synergies in the months ahead.”

Harold Ginsburg, Guardian’s President and CEO, stated, “I am pleased with the consummation of this transaction that recognizes the value created by Guardian’s shareholders and employees. I am confident that Guardian’s employees will go on to make immense contributions to realizing Devcon’s vision for success in our industry.”

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This private placement was made under an exemption from the registration requirements of the Securities Act of 1933, as amended, and purchasers may not offer or sell the securities sold in the offering in the absence of an effective registration statement or exemption from registration requirements. As part of the transaction, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission within 5 business days after the sale of the Series A convertible preferred stock, but in no event later than August 7, 2006, for the purposes of registering the resale of the shares of common stock issuable upon conversion of the shares of Series A convertible preferred stock and exercise of the warrants issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Devcon

Devcon has three operating divisions. The Security Services Division provides electronic security services to commercial and residential customers in Florida. The Construction Division dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites, primarily in the Bahamas and the eastern Caribbean. The Materials Division produces and distributes crushed stone, ready-mix concrete and concrete block through its operations on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies and Puerto Rico.

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About Guardian

Guardian International Inc. (GIIS.PK) and its wholly owned subsidiaries provide security, fire, structured cable, access control and CCTV integration and monitoring services for commercial and residential customers. Guardian, headquartered in Hollywood, Florida provides electronic security services primarily in the State of Florida and in the New York-metropolitan area through its brands, Guardian International, Mutual Central Alarm Services and Stat-Land. The electronic security services operation to be acquired include two, full-service UL monitoring centers located in Hollywood, Florida and New York City from which more than 40,000 homes and businesses are currently monitored. Guardian has sales and service in Miami/Ft. Lauderdale, West Palm Beach, Tampa and Orlando, Florida and in New York City and Staten Island. Both the monitoring centers and the sales and service offices will continue to provide high quality customer service after the acquisition.

Forward-Looking Statements

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations or financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. You should not rely on forward-looking statements because Devcon’s actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business, and other risks and uncertainties discussed under the heading “Risks Related to our Business” in Devcon’s Form 10-K report for the period ending December 31, 2004 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission.

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FOR MORE INFORMATION:	Stephen J. Ruzika, President and CEO Devcon International Corp. 561-208-7201 -or- Investor Relations Consultants 727-781-5577 or E-mail: devc@mindspring.com